EXHIBIT 10. 7

                              CONSULTING AGREEMENT

Agreement made this 15th of March 2004 by and between Viper Motorcycle Company with principal offices located at 5733 International Parkway, New Hope, Minnesota 55428 USA, (the "Company") and Racing Partners Management, Inc. located at 5507 Malibu Drive, Edina, Minnesota 55331 USA, (the "Consultant").

WITNESSETH

       WHEREAS, the Consultant reviews all manufacturing and development plans and directs all aspects of the organization's objectives, and initiatives to bring the Company's production plans to fruition.

       WHEREAS, the Company desires to utilize the services of the Consultant in connection with its business.

       WHEREAS, this agreement supercedes any previous understanding between the two parties, written or oral.

       NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

       1. The Company agrees to a Consultant agreement with Consultant for a period of three months.

              A. The Company agrees to pay Consultant semi-monthly payments of $4,500 until the agreement terminates on June 15, 2004. Said payments under this agreement total $27,000.

              B. The Company agrees to provide comprehensive medical insurance for Consultant and his family.

              C. The Company will reimburse Consultant for reasonable out-of-pocket expenses.

       2. The term of this agreement shall be three months commencing on March 15, 2004. The laws of the State of Minnesota shall govern this agreement.

       3. Consultant shall agree to lock 800,250 shares owned by Consultant in the lockup agreement for Directors, Officers, and key Shareholders as required by Viper's underwriter of its initial public offering.

       4. Consultant agrees to perform faithfully, industriously, and to the best of his ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Viper. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Viper may require from time to time.

       5. Consultant can terminate this agreement at any time and by the Company with cause.

       6. Consultant shall keep all Company information, trade secrets, vendor contracts, and any other information material to the Company strictly confidential at all times.

By:      /s/ John L. Fiebelkorn
         --------------------------------------------
         Chief Executive Officer, Viper Motorcycle Company

By:      /s/  John Silseth
         --------------------------------------------
         Racing Partners Management, Inc.